                                                                    EXHIBIT 3.19

                                STATE OF DELAWARE
                                                                  PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF "DAVIS BROADCASTING OF CHARLOTTE, INC." TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM "DAVIS BROADCASTING OF CHARLOTTE, INC." TO "CHARLOTTE BROADCASTING, LLC", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2001, AT 9 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2001.

                                   /s/ Harriet Smith Windsor
                          [SEAL]   -----------------------------------------
                                   HARRIET SMITH WINDSOR, SECRETARY OF STATE

2498175 8100V                          AUTHENTICATION: 1522690

010660194                                        DATE: 12-21-01

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 12/20/2001
                                                         010660194 - 2498175

                                STATE OF DELAWARE
                           CERTIFICATE OF CONVERSION
                              FROM A CORPORATION TO
                          A LIMITED LIABILITY COMPANY
                               PURSUANT TO SECTION
                           266 OF THE DELAWARE GENERAL
                                CORPORATION LAW.

1.) The name of the corporation immediately prior to filing this Certificate is Davis Broadcasting of Charlotte, Inc.

2.) The date the Certificate of Incorporation was filed on is April 12, 1995.

3.) The original name of the corporation as set forth in the Certificate of Incorporation is Davis Broadcasting of Charlotte, Inc.

4.) The name of the limited liability company as set forth in the formation is Charlotte Broadcasting, LLC.

5.) The conversion has been approved in accordance with the provisions of
Section 266.

6.) This Certificate of Conversion shall be effective on December 31, 2001

                                       Davis Broadcasting of Charlotte, Inc.

                                       By: /s/ Linda J. Eckard Vilardo
                                           -------------------------------------
                                           Authorized Officer

                                       Name: LINDA J. ECKARD VILARDO
                                            ------------------------------------
                                                  Vice President
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